Exhibit 99.1

Bloggerwave Introduces Environmental Technology Platform with International Reach

MOUNTAIN VIEW, CA--(Marketwire - 04/08/10) - Bloggerwave Inc. ("Bloggerwave") (OTC.BB:BLGW - News), an innovative commercial blogging company, announced today that it has introduced a new service platform which focuses exclusively on Environmental Technology companies, designed to raise awareness of the environmental and economic impact that Environment Technology clients provide. The first Company which has been featured on this new platform is N-Viro International Corporation, which has patented technologies that stabilize municipal bio-solids and other organic wastes, transforming them safely into two commercial products: N-Viro Soil™, a bio-organic fertilizer and soil conditioner, and N-Viro Fuel™, a cost-effective substitute for coal.

N-Viro Fuel™ is a newly developed and patented biomass fuel that is perfectly synergistic with the coal combustion industry and requires no enhancements or modifications, to any existing coal fired facility. Most important, N-Viro Fuel™ qualifies as a renewable fuel and satisfies the renewable portfolio standards, which has proven to be a difficult accomplishment for many businesses attempting coal blends and other substitute products. Finally, N-Viro Fuel™is proven to burn at similar BTU rates to Coal with Air Emissions below all regulatory limits.

"Our focus is about driving a message to an audience that is receptive and eager to learn more about specific impacting to their surroundings and life," said Bloggerwave Director Ulrik Thomsen. "With our new platform, we are seeking to position Companies that have a net positive effect on the environment in front of those individuals which are directly and indirectly interested in commenting on and/or learning more about the impacts that Environmental Technology companies have in our society and the role they play in making our environment cleaner and safer. N-Viro International fits every aspect of this approach and focus. We are excited they have chosen to work with us in delivering their message."

For more information about N-Viro, please visit http://www.nviro.com/.

About Bloggerwave

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. It connects clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and review specific products or services and include a link to the company's website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines -and ultimately, its bottom line. Bloggerwave has shot to the top in just three years of operation, achieving status as the No. 1 company of its kind in Europe and 3rd in the U.S. market. Bloggerwave is now focusing on becoming the best among its U.S. competitors. The Company currently has offices in the United States and Europe, and a virtual presence worldwide.

ForwardLookingStatements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Bloggerwave Inc. visit www.bloggerwaveinc.com